Exhibit 23.01

TECH INDUSTRIES, INC. AND AFFILIATES

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-82125 and 333-17533) of Portola Packaging, Inc., of our report dated November 14, 2003, relating to the financial statements of Tech Industries, Inc. and Affiliates, which appears in this Form 8-K/A of Portola Packaging, Inc. dated December 4, 2003.

/s/ Prescott Chatellier Fontaine & Wilkinson, LLP
Prescott Chatellier Fontaine & Wilkinson, LLP
Providence, Rhode Island

December 4, 2003

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